EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-51822, 33-65464, 33-65472, 33-65478, 33-95754,
333-28499, 333-44533, 333-48885 and 333-77733) of VTEL Corporation of our report dated September 24, 1999 appearing in this Annual Report on Form 10-K.



PRICEWATERHOUSECOOPERS LLP

Austin, Texas
November 4, 1999